EXHIBIT 16

LORD ABBETT BOND-DEBENTURE FUND, INC.
Post Effective Amendment No. 42 on Form N-1A

Class A

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions for:

                        Periods Ending December 31, 1996
  One                                Five                           Ten
  YEAR                               YEARS                         YEARS

  $1,059                             $1,609                       $2,506

  P = 1,000                          P = 1,000                   P = 1,000

  N = 1                              N = 5                         N = 10

ERV = 1,059                        ERV =    1,609               ERV = 2,506



                              T = Average annual total return

P(1+T)N           = 1,059

1000(1+T)1        = 1,059      1000(1+T)5 = 1,609         1000(1+T)10 = 2,506


(1+T) = 1,059                (1+T)5  = 1,609                 (1+T)10 =  2,506
        -----                          -----                            -----
        1000                           1000                             1000

1+T   = 1,059                  (1+T)  = (1,609).20         (1+T)  = (2,506).10
        -----                            -----                      -----
        1,000                           (1000)                     (1000)


T     = (1,059) - 1              T= (1,609).20-1            T     (2,506).10-1
        -------                        -------                     -----
        (1000)                         (1000)                     (1000)

T     =  5.90%                      T   = 9.98%               T   =  9.62%

LORD ABBETT BOND-DEBENTURE FUND, INC.
Post Effective Amendment No. 42 on Form N-1A

Class B

Results of a $1,000 investment reflecting a 5% contingent deferred sales charge and the reinvestment of all distributions for:

                        Periods Ending December 31, 1996

                                Life of Class

                                  $1,013

                                P = 1,000

                               ERV = 1,013


                            T = Average annual total return



                           P(1+T)N           = 1,013

                           1000(1+T)1        = 1,013


                            (1+T)            = 1,013
                                               -----
                                               1000

                             1+T             = 1,013
                                               -----
                                               1,000


                               T            = (1,013) - 1
                                              -------
                                              (1000)

                               T            =  1.30%


          *The Fund's Class B shares commenced operations on 8/1/96

LORD ABBETT BOND-DEBENTURE FUND, INC.
Post Effective Amendment No. 42 on Form N-1A

Class C

Results of a $1,000 investment reflecting a 1% contingent deferred sales charge and the reinvestment of all distributions for:

                        Periods Ending December 31, 1996

                                Life of Class

                                  $1,068

                                P = 1,000

                               ERV = 1,068


                              T = Average annual total return



                           P(1+T)N           = 1,068

                           1000(1+T)1        = 1,068


                            (1+T)            = 1,068
                                               -----
                                               1000

                             1+T             = 1,068
                                               -----
                                               1,000


                               T            = (1,068) - 1
                                              -------
                                              (1000)

                               T            =  6.80%


           *The Fund's Class C shares commenced operations on 7/15/96

Calculation of yield appearing in the Statement of Additional Information for the Class A shares of Lord Abbett Bond-Debenture Fund, Inc. Post-Effective amendment No. 42 on Form N-1A.


                                YIELD FORMULA

                             For the 30 Days
                        Ended December 30, 1996

                       YIELD = 2[(a-b+1))6-1] = 7.18
                                    cd

Where:       a =   Fund dividends and interest earned during the period in
                    the amount of $12,126,109

             b = Fund expenses accrued for the period (net of reimbursements) in the amount of $1,402,215

             c     = the average  daily  number of Fund  shares  outstanding
                       during the period that were entitled to receive dividends were
                                    184,104,145

             d =   the maximum offering price per Fund share on the last day of
                   the period was    $9.88

Calculation of yield appearing in the Statement of Additional Information for the Class B shares of Lord Abbett Bond-Debenture Fund, Inc. Post-Effective amendment No. 42 on Form N-1A.


                                YIELD FORMULA

                              For the 30 Days
                          Ended December 30, 1996

                      YIELD = 2[(a-b+1))6-1] = 6.75
                                   cd

Where:       a =   Fund dividends and interest earned during the period in the amount of $690,852

             b = Fund expenses accrued for the period (net of reimbursements) in the amount of $143,383

             c =   the average  daily  number of Fund  shares  outstanding
                      during the period that were entitled to receive dividends
                       were
                                        10,494,505

             d = the maximum offering price per Fund share on the last day of the period was $9.46

Calculation of yield appearing in the Statement of Additional Information for the Class C shares of Lord Abbett Bond-Debenture Fund, Inc. Post-Effective amendment No. 42 on Form N-1A.


                             YIELD FORMULA

                            For the 30 Days
                         Ended December 30, 1996

                      YIELD = 2[(a-b+1))6-1] = 6.78
                                   cd

Where:      a =   Fund dividends and interest earned during the period in the amount of $1,889,824

            b = Fund expenses accrued for the period (net of reimbursements) in the amount of $385,706

            c = the average  daily  number of Fund  shares  outstanding during the period that were entitled to receive dividends
                 were
                                 28,692,174

            d = the maximum offering price per Fund share on the last day of theperiod was $9.41